UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 27, 2015, Enstar Group Limited (the “Company”), and certain of its subsidiaries, as Borrowers and as Guarantors, entered into an amendment and restatement of the Company’s existing unsecured $500 million revolving credit facility agreement with National Australia Bank Limited (“NAB”), Barclays Bank PLC (“Barclays”), and Royal Bank of Canada (“RBC”), as Mandated Lead Arrangers and Original Lenders, and NAB as Agent, pursuant to the terms of a Restatement Agreement (the “Restatement Agreement”).

The Restatement Agreement provides for the restatement of the existing revolving credit facility agreement primarily in order to: (1) increase the size of the existing revolving credit facility from $500 million to $665 million; (2) add Lloyd’s Bank plc (“Lloyd’s”) as a new lender within the facility, and (3) re-allocate the amounts provided by each of the four lenders under the facility such that each lender agrees to provide an equal amount of $166.25 million, on and subject to the terms of the restated facility agreement (the “Restated RCF”).

Other than as described herein, the material terms of the Restated RCF have not changed from the description that is included in Items 1.01 and 2.03 of the Current Report on Form 8-K that the Company filed on September 16, 2014, and that description is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The provisions of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Company appointed B. Frederick Becker to the Board of Directors, effective immediately. Mr. Becker’s appointment was recommended to the Board of Directors by our Nominating and Governance Committee, which is comprised entirely of independent directors. Mr. Becker, age 68, is the Chairman of Clarity Group, Inc., a U.S. national healthcare professional liability and risk management organization which he co-founded over 13 years ago. Mr. Becker has 35 years of experience within the insurance and healthcare industries. Prior to co-founding Clarity Group, Inc., he served as Chairman and Chief Executive Officer of MMI Companies, Inc. from 1985 until its sale to The St. Paul Companies in 2000. Mr. Becker has previously served as President and CEO of Ideal Mutual and McDonough Caperton Employee Benefits, Inc., and also served as State Compensation Commissioner for the State of West Virginia. He currently serves as a director of West Virginia Mutual Insurance Company, Barton and Associates, Inc., and Dorada Holdings Ltd. (Bermuda).

The Board of Directors has determined that Mr. Becker is independent as defined by Nasdaq Marketplace Rule 5605(a)(2). He has been appointed to the Audit, Compensation, and Nominating and Governance Committees. Following the appointment of Mr. Becker to the Board and the Audit Committee, the Company regained compliance with applicable Nasdaq Marketplace Rules within the allotted cure period provided by Nasdaq.

As a non-employee director, Mr. Becker will be eligible to participate in Enstar’s Deferred Compensation and Ordinary Share Plan for Non-Employee Directors, which is described in the Company’s Proxy Statement (filed with the U.S. Securities and Exchange Commission on April 29, 2014) under the heading, “Director Compensation – Deferred Compensation Plan.”

Mr. Becker entered into an indemnification agreement with the Company, which includes the same terms as the indemnification agreements executed with each of Enstar’s other current directors. These terms are described in the Proxy Statement under the heading, “Certain Relationships and Related Transactions — Indemnification of Directors and Officers; Director Indemnity Agreements.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: March 2, 2015	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

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